EXHIBIT 23

Analysis, Research & Planning Corporation’s Consent

The Dow Chemical Company:

Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the use of ARPC’s name and the reference to ARPC’s reports dated January 9, 2003, January 26, 2004, January 26, 2005 and January 3, 2006 in this Quarterly Report on Form 10-Q of The Dow Chemical Company for the quarter ended March 31, 2006, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company:

Form S-3:

Nos.        33-37052

33-52980

333-101647

333-106533

Form S-4:

No.          333-88443

Form S-8:

Nos.        2-64560

33-21748

33-51453

33-52841

33-58205

33-61795

333-27379

333-27381

333-40271

333-43730

333-49183

333-67414

333-88443

333-91027

333-103518

333-103519

333-105080

333-115185

333-122932

333-129381

/s/ B. THOMAS FLORENCE
B. Thomas Florence
President
Analysis, Research & Planning Corporation
April 25, 2006

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